AMENDED AND RESTATED SUPPLEMENTAL
                      PENSION AGREEMENT


         THIS AMENDED AGREEMENT, made in triplicate this 10th day of February, 1995, by and between Mercantile-Safe Deposit and Trust Company ("Employer"), Peninsula Bank ("Peninsula"), Mercantile Bankshares Corporation ("Bankshares") and Hugh W. Mohler ("Employee"),

                         WITNESSETH:

         WHEREAS, on October 19, 1978, Employee entered into a supplemental pension agreement with Peninsula (the "Agreement") whereby Peninsula agreed to pay to Employee, at Employee's early retirement date or normal retirement date under what is now known as The Cash Balance Plan for Employees of Mercantile Bankshares Corporation and Participating Affiliates (the "Plan"), a monthly pension equal to the amount Employee would have received under the Plan had his employment with Peninsula commenced on February 1, 1968, reduced by the amount of Employee's monthly pension payable under the Plan; and

         WHEREAS, Peninsula is an affiliate of Employer; and

         WHEREAS, Employee's employment has been transferred from Peninsula to Employer; and

         WHEREAS, Employer desires to assume any and all rights, obligations and liabilities of Peninsula arising under the Agreement and to undertake certain other obligations as provided for hereunder; and

         WHEREAS, Peninsula desires to transfer to Employer any and all rights, obligations, and liabilities it may have under the Agreement along with any amounts Peninsula may have accrued to provide for payment of benefits under the Agreement; and

         WHEREAS, Employee desires that said transfer be effected.

         NOW, THEREFORE, THE AGREEMENT IS HEREBY AMENDED AND
RESTATED IN ITS ENTIRETY AS FOLLOWS:

      1. Purpose. This Amended Agreement shall constitute a complete amendment and restatement of the Agreement and the rights, benefits and interests of the Employee shall be determined under the provisions of this Amended Agreement.

      2. Supplemental Pension. At such time as the Employee or the Employee's beneficiary designated under the Plan ("Beneficiary") commences the receipt of benefits under the Plan, Employee, or Employee's Beneficiary in the event of Employee's death, shall be entitled to receive a benefit under this Amended Agreement calculated in accordance with the benefit formula contained in the Plan, as amended from time to time, as if Employee had commenced employment with Employer on February 1, 1968, and payable in the same form as elected by the Employee or payable to the Employee's Beneficiary under the Plan. The benefit payable hereunder as calculated under the foregoing provisions of this paragraph shall be reduced dollar for dollar by benefits actually paid to Employee or the Employee's Beneficiary from the Plan.

      3. Supplemental Cash Balance SERP Benefit. The Employee or, in the event the Employee dies before complete distribution of the benefits described in this paragraph, the Employee's beneficiary designated under the Mercantile Bankshares Corporation and Participating Affiliates Supplemental Cash Balance Executive Retirement Plan, as amended from time to time (the "Cash Balance SERP"), shall be entitled to a Supplemental Cash Balance SERP Benefit under this Amended Agreement. The amount of this Supplemental Cash Balance SERP Benefit shall be equal to the aggregate amount credited to a bookkeeping reserve account, where such bookkeeping reserve account is credited annually, commencing with the calendar year beginning January 1, 1994, with an amount equal to:

            (a) the amount that the Employer would have credited to the Cash Balance SERP as Contribution Credits (as such term is defined in the Cash Balance
     SERP) on behalf of the Employee if such Contribution Credits had been determined as if the Employee had commenced employment with the Employer on February 1, 1968 for purposes of calculating the Employee's credits under the Plan and the Cash Balance SERP; reduced by

            (b) the amount that the Employer actually credits to the Cash Balance SERP on behalf of the Employee as Contribution Credits for such year.

In addition, the bookkeeping reserve account shall be credited with Interest Credits (as such term is defined in the Cash Balance SERP) under the same terms and conditions as Interest Credits are credited under the Cash Balance SERP. The aggregate amount credited to the bookkeeping reserve account shall be paid as a Supplemental Cash Balance SERP Benefit to the Employee or his beneficiary, at the same time and in the same manner as benefits from the Cash Balance SERP are paid to or on behalf of the Employee or his beneficiary.

      4. Agreement Not Funded. Effective as of the date of this Amended Agreement, Peninsula shall transfer to Employer any amounts accrued by Peninsula to provide for the payment of benefits to Employee, provided, however, that anything in this paragraph to the contrary notwithstanding, the Employer and the Employee agree that any amounts payable under this Amended Agreement are not funded. The Employer shall not be required to reserve, or otherwise set aside, physically or legally, any funds for the payment of its obligations hereunder. The obligations of the Employer with respect to benefits payable hereunder shall be paid out of the Employer's general assets and shall not be secured by any form of trust, escrow, evidence of indebtedness or otherwise. Employee has no property interest, legal or equitable, in any specific asset of the Employer and has no right greater than, nor has any preference or priority over, the rights of any unsecured general creditor of the Employer.

      5. No Agreement of Employment.  Nothing in this Amended
Agreement shall be deemed to be a contract, guarantee or condition of employment.

      6. Non-Assignability. All rights and benefits under this Amended Agreement are personal to Employee or his Beneficiary and shall not be subject to any voluntary or involuntary alienation, assignment, pledge, transfer or other disposition.

      7. Miscellaneous.

            (a) Wherever the term "Plan" appears in this Amended Agreement, that term shall refer to The Cash Balance Plan for Employees of Mercantile Bankshares Corporation and Participating Affiliates, as that Plan shall be amended from time to time, and any restatement or successor to that Plan, it being the intent of the parties that the provisions of that Plan, as amended or restated, or any successor plan, at the time of Employee's termination of service shall govern. In the event that the Employer terminates the Plan for any reason and does not immediately initiate sponsorship of a successor plan, the benefits under this Amended Agreement shall be determined with respect to the terms of the terminated Plan, notwithstanding when such benefits become payable.

            (b) This Amended Agreement shall be governed by and construed in accordance with the laws of the State of Maryland, without reference to the principles of conflict of laws.

            (c) This Amended Agreement shall not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors, assigns and legal representatives.

            (d) This Amended Agreement shall inure to the benefit of and be enforceable by Employee's legal representatives and shall be binding upon Employer and its successors and assigns.

            (e) In the event that the Employer fails to pay any benefit due under this Amended Agreement, Bankshares shall be jointly and severally liable for the payment of such benefit.

      IN WITNESS WHEREOF, the Employee has hereunto set his hand and the proper officers of each of Peninsula, Employer and Bankshares have caused this Amended and Restated Agreement to be executed in the names of Peninsula, Employer and Bankshares and on their behalf, all as of the day and year first above written.

WITNESS:


/s/Ruth  Nash                            /s/Hugh  W.   Mohler
(SEAL)
                                Hugh W. Mohler


ATTEST:                      Peninsula Bank


/s/Jerry  Briele                  By:/s/Jeffrey  F.   Turner
(SEAL)
                                Jeffrey F. Turner
                                President and Chief Executive
Officer


ATTEST:                                        Mercantile-Safe
                          Deposit and Trust Company


/s/John  A. O'Connor, Jr.            By:/s/H. Furlong Baldwin
(SEAL)
John A. O'Connor, Jr.                  H. Furlong Baldwin,
Secretary                             Chairman   and    Chief
Executive Officer


ATTEST:                                             Mercantile
                          Bankshares Corporation


/s/John  A. O'Connor, Jr.            By:/s/H. Furlong Baldwin
(SEAL)
John A. O'Connor, Jr.
                          H. Furlong Baldwin, Chairman
Secretary


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